Exhibit 10.7

WTH FUNDING LIMITED PARTNERSHIP

FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

 August 26, 2010

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

SCHEDULES

Schedule A	-	Initial Partnership Percentages
Schedule B	-	Litigation – General Partners
Schedule C	-	Litigation – Limited Partner

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WTH FUNDING LIMITED PARTNERSHIP

FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AGREEMENT made as of the 26th day of August, 2010.

BETWEEN:

AVISCAR INC.

a corporation incorporated under the laws of Canada,

(hereinafter called the “Avis General Partner”),

- and-

BUDGETCAR INC.

a corporation incorporated under the laws of Canada,

(hereinafter called the “Budget General Partner”, together with the Avis General Partner, the “General Partners”),

- and-

2233516 ONTARIO INC.

a corporation incorporated under the laws of Ontario,

(hereinafter called the “Limited Partner”).

WHEREAS the General Partners, BNY Trust Company of Canada as trustee of STARS Trust (“STARS Limited Partner”), and Montreal Trust Company of Canada as trustee of Bay Street Funding Trust (“Bay Street Limited Partner”) have entered into a limited partnership (the “Partnership”) under the name “WTH Funding Limited Partnership”.

AND WHEREAS the General Partners and STARS Limited Partner (together, the “Original Partners”) entered into a limited partnership agreement (such partnership agreement as amended by amending agreements dated March 30, 1998, May 31, 1999 and July 7, 2000, being referred to herein as the “Original Limited Partnership Agreement”) with effect as at and from June 5, 1997 for the purpose of setting out the manner in which the business of the Partnership was to be carried on and their relationship as partners was to be governed;

AND WHEREAS as of November 28, 2001, the Original Partners amended and restated the Original Limited Partnership Agreement (such amended and restated agreement, as further amended by an amending agreement dated November 26, 2002, being referred to herein as the “Original Amended and Restated Limited Partnership Agreement”) for the purpose of setting out more fully their agreements with respect to the conduct of the business of the Partnership and the governance of their relationship as partners;

AND WHEREAS as of August 5, 2003, the Original Partners amended and restated the Original Amended and Restated Limited Partnership Agreement for the purpose of setting out their then agreement with respect to the conduct of the business of the Partnership and the governance of the relationship as partners (such amended and restated agreement, as further amended by an amending agreement dated May 31, 2004 being referred to herein as the “Second Amended and Restated Limited Partnership Agreement”);

AND WHEREAS as of November 30, 2004, the Original Partners amended and restated the Second Amended and Restated Limited Partnership Agreement for the purpose of setting out their then agreement with respect to the conduct of the business of the Partnership and the governance of their relationship as partners (such amended and restated agreement being referred to herein as the “Third Amended and Restated Limited Partnership Agreement”);

AND WHEREAS as of April 20, 2005, the Original Partners and Bay Street Limited Partner amended and restated the Third Amended and Restated Limited Partnership Agreement for the purpose of admitting Bay Street Limited Partner as an additional limited partner and setting out their then agreement with respect to the conduct of the business of the Partnership and the governance of their relationship as partners (such amended and restated agreement as further amended by amending agreements dated October 11, 2005, July 7, 2006, December 11, 2006, November 21, 2007, February 12, 2008, March 5, 2008, April 30, 2008, June 16, 2008, December 22, 2008, March 16, 2009 and November 9, 2009 being referred to herein as the “Fourth Amended and Restated Limited Partnership Agreement”);

AND WHEREAS immediately prior to the execution of this Agreement, the Limited Partner has made a capital contribution and been admitted as a limited partner and, following the redemption in full of the interests of STARS Limited Partner and Bay Street Limited Partner, will be the Limited Partner hereunder.

AND WHEREAS immediately prior to the execution of this Agreement, 1708437 Ontario Inc. (the “Standby General Partner”) has been removed as Standby General Partner under the Fourth Amended and Restated Limited Partnership Agreement;

AND WHEREAS the Partners now wish to enter into this Agreement to further amend and restate the Fourth Amended and Restated Limited Partnership Agreement on the terms and conditions as provided for herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective covenants and agreements hereinafter contained, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

Terms used herein which are defined in the Trust Indenture, either directly or by reference therein, have the meanings assigned to them in the Trust Indenture unless otherwise defined herein.  In this Agreement:

“Act” means the Limited Partnerships Act (Ontario);

“Adverse Claim” means any security interest, lien, mortgage, charge, pledge, assignment, title retention agreement, hypothec, encumbrance, ownership interest or other right or claim of any Person;

“Agreement” means this fifth amended and restated limited partnership agreement as the same may be amended, supplemented, modified, restated or replaced from time to time, together with all schedules hereto;

“Annual Notional Return” in respect of a General Partner, means an amount equal to the sum of the Notional Returns in the related Fiscal Period for such General Partner;

“Annual Relative Revenue Contribution” for any Fiscal Period and for any General Partner means the proportion of Funding LP Business Revenues generated through the operations of such General Partner on behalf of the Partnership for the related Fiscal Period over the total aggregate Funding LP Business Revenues for such Fiscal Period;

“Assets” means any and all assets and property of the Partnership, whether present or future, real or personal or mixed, tangible or intangible, moveable or immovable, owned or invested in by the Partnership;

“Avis General Partner” means Aviscar Inc.;

“Budget General Partner” means Budgetcar Inc.;

“Canadian GAAP” means Canadian generally accepted accounting principles applicable to the undertaking of the Partnership applied on a basis consistent with prior periods;

“Capital Account” has the meaning given to it in subsection 6.5(a);

“Capital Accounts” means, collectively, the General Partner’s Capital Account for each General Partner and the Limited Partner’s Capital Account for the Limited Partner;

“Capital Contributions” means the amount in cash and the value of property contributed by the Partners to the Partnership, whether initial Capital Contributions in accordance with Section 6.1 or additional Capital Contributions in accordance with Section 6.2. Any reference in this Agreement to the Capital Contribution of either a Partner or any permitted assignee of a Partner includes any Capital Contribution previously made by any prior Partner to whose Partnership Interest the then existing Partner or assignee succeeded;

“Car Rental Business” means a vehicle leasing and rental business;

“Declaration” means the declaration of partnership filed and recorded in respect of the Partnership pursuant to the Act;

“Designated Representative” has the meaning given to it in Section 1.10;

“Distributions” means cash or other property, from any source, distributed to the Partners by the Partnership, but does not include amounts loaned to the General Partners by the Partnership;

“ETA” means Excise Tax Act (Canada);

“Expenses” means the aggregate of all costs and expenses of the Partnership, including:

(a)	all Registration Expenses and expenses incurred to maintain the registrations or qualifications of the Partnership under Applicable Law or to obtain or maintain exemptions under such laws;

(b)	all applicable Taxes;

(c)
all costs and expenses of, or incidental to, the preparation and dispatch to the Partners of all cheques, reports, circulars, financial statements, forms and notices, and any other documents which in the opinion of the General Partners, acting reasonably, are necessary or desirable in connection with the business and administration of the Partnership;

(d)	all costs and expenses incidental to the preparation of amendments to this Agreement as permitted hereunder;

(e)
any costs and expenses of litigation involving the Partnership and the amount of any judgment or settlement paid in connection therewith, excluding, however, the costs and expenses of litigation, judgment or settlement in which the conduct of any General Partner is found to have violated the standard of conduct required hereunder, the costs and expenses of such litigation, judgment or settlement being for the personal account of the General Partners;

(f)	reasonable audit fees of the Partnership; and

(g)	any other costs and expenses in connection with the administration of the Partnership that may be authorized by this Agreement;

“Filings” means any registration, declaration, instrument or document required to be filed (a) under the Act, the Business Names Act, R.S.O. 1990, c.B. 17 or any other Applicable Laws of any other jurisdiction in which the Partnership carries on business from time to time or (b) for the purposes of this Agreement or (c) to give effect to or maintain the formation, status or continuance of the Partnership as a limited partnership under any such Applicable Laws;

“Fiscal Period” means the fiscal period of the Partnership as determined in accordance with section 3.4;

“Funding LP Business Revenues” has the meaning given to it in the Master Vehicle Lease Agreement;

“General Partner’s Capital Account” means, for each General Partner, at any time, the amount, if any, by which the aggregate dollar value of:

(i)           the cash and other consideration that has been contributed pursuant hereto by such General Partner to the Partnership as capital at or prior to such time, plus

(ii)           any amount allocated to such General Partner from Net Income in respect of any Fiscal Period at or prior to that time,

exceeds the aggregate of

(iii)           the cash or value of other property that has been distributed to such General Partner at or prior to such time, plus

(iv)           any amount allocated to such General Partner from Net Loss in respect of any Fiscal Period at or prior to such time;

and “General Partners’ Capital Accounts” means the General Partner’s Capital Accounts for all General Partners;

“General Partners” means the Avis General Partner and the Budget General Partner;

“GP Financial Statements” means the balance sheet of each General Partner as at December 31, 2009 and the statements of income, retained earnings and sources and application of funds for each General Partner for the period beginning January 1, 2009 and ending December 31, 2009;

“GP Losses” for any Fiscal Period means the aggregate of the losses allocated pursuant to subparagraphs 7.3(a)(i) and (ii) for such Fiscal Period;

“Limited Partner” means 2233516 Ontario Inc.;

“Limited Partner’s Capital Account” means, at any time, the amount, if any, by which the aggregate of:

(i)           the cash that has been contributed pursuant hereto by the Limited Partner to the Partnership as capital at or prior to such time, plus

(ii)           any amount allocated to the Limited Partner from Net Income in respect of any Fiscal Period at or prior to that time,

exceeds the aggregate of

(iv)           the cash or value of other property that has been distributed to the Limited Partner at or prior to such time, plus,

(v)           any amount allocated to the Limited Partner from Net Loss in respect of any Fiscal Period at or prior to such time;

“Net Income” or “Net Loss” means, in respect of any period, respectively, the net income or net loss of the Partnership in respect of such period, as determined in accordance with the accounting method followed by the Partnership for Canadian federal income tax purposes;

“Notional Return” has the meaning ascribed thereto in subparagraph 7.1(d)(i);

“Partners” means the General Partners, the Limited Partner and any additional Partner admitted to the Partnership in accordance with the terms of this Agreement and the other Transaction Documents and “Partner” means any of such Partners;

“Partnership” means WTH Funding Limited Partnership, a partnership organized under the laws of the Province of Ontario as a limited partnership;

“Partnership Interest” means, with respect to any Partner, all or any part of the interests of that Partner in the Partnership;

“Partnership Percentage” means, in the case of a Partner, the amount of such Partner’s Capital Contribution expressed as a percentage of the aggregate amount of the Capital Contributions of all of the Partners. Schedule “A” attached hereto lists the Partnership Percentage for each Partner as at the date hereof which schedule may be amended from time to time;

“Permitted Vehicle Transaction” means an arrangement whereby one of the General Partners leases or purchases Vehicles for its own account from a dealer or Manufacturer for use in its Car Rental Business;

“QST” means all amounts payable pursuant to An Act respecting the Quebec Sales Tax;

“Records” means all contracts, books, records and other documents and information, including, computer programs, tapes, disks, data processing software and related property and rights, maintained with respect to the Partnership and its Assets;

“Registration Expenses” means all fees, costs and expenses incurred in respect of the registration and qualification of the Partnership under Applicable Law;

“Relative Revenue Contribution” for any Settlement Period and for any General Partner means the proportion of Funding LP Business Revenues generated through the operations of such General Partner on behalf of the Partnership for such Settlement Period over the total aggregate Funding LP Business Revenues for such Settlement Period;

“Rental ULC” means WTH Car Rental ULC;

“Taxable Income” or “Tax Loss” means, in respect of any Fiscal Period, respectively, the amount of net income or loss of the Partnership for such period as determined by the General Partners in accordance with the provisions of the Income Tax Act (including the amount of the taxable capital gain or allowable capital loss from the disposition of each capital property of the Partnership as determined by the General Partners in accordance with the provisions of the Income Tax Act);

“Termination Date” has the meaning given to it in Section 9.1(a); and

“Trust Indenture” means the trust indenture made as of the date hereof between Rental ULC and BNY Trust Company of Canada, as indenture trustee, as the same may be amended, supplemented or restated from time to time.

1.2	Other Rules of Interpretation

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

(a)	any reference to a designated “Article”, “section” or other subdivision or to a “Schedule” is to the designated Article, section or other subdivision of or Schedule to this Agreement;

(b)
the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of or Schedule to this Agreement;

(c)
the headings are for convenience of reference only and do not form part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)
the word “including” is not to be construed to limit a general statement, term or matter to the items set forth following such word but rather refers to all other items or matters that could reasonably fall within the scope of such general statement, term or matter;

(e)
all accounting terms not otherwise defined herein have the meanings assigned to them by, and all calculations to be made hereunder are to be made in accordance with, Canadian GAAP as it may exist from time to time;

(f)
any reference to a statute is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or regulations;

(g)	any reference to an entity is also a reference to any entity that is a successor to such entity, provided that all restrictions on assignability and transfer set forth herein are complied with;

(h)	any reference to an “approval”, “authorization” or “consent” of a party means the written approval, written authorization or written consent of such party; and

(i)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

1.3	Strict Performance of Covenants

The failure of any party to seek redress for a violation of, or to insist upon strict performance of, any provision hereof shall not prevent a subsequent act, which would have originally constituted a violation of such provision or any other provision hereof, from having the effect of an original violation of such provision or any other provision hereof.

1.4	Non-Business Days

Unless expressly provided otherwise, whenever payment to be made hereunder shall be stated to be made or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of the computation of interest, if any, thereon.

1.5	Governing Law

This Agreement and the application or interpretation hereof shall be governed exclusively by its terms and by the laws of the Province of Ontario and each Partner irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

1.6	Time of Essence

Time shall be of the essence hereof.

1.7	Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian dollars, and all payments to be made under this Agreement shall be made in such currency.

1.8	Schedules

The following are the Schedules to this Agreement:

Schedule A	-	Initial Partnership Percentages
Schedule B	-	Litigation – General Partners
Schedule C	-	Litigation – Limited Partner

1.9	Joint and Several Liability

The obligations and liabilities of the General Partners hereunder shall be joint and several.

1.10	One Voice Rule

The General Partners shall at all times jointly appoint one of them to act as the agent and designated representative of the General Partners hereunder (the “Designated Representative”).  The General Partners hereby appoint the Avis General Partner to be the Designated Representative.  The General Partners may at their discretion change the Designated Representative.  All actions to be taken, documents to be executed, determinations or estimates to be made, notices or reports to be provided or such other matters to be undertaken by the General Partners hereunder shall be taken, executed, made, provided or undertaken by the Designated Representative and shall be binding on the General Partners.  The Limited Partner shall be entitled to rely on the actions, executions, determinations, estimates, notices or reports of the Designated Representative without further inquiry.  All notices or reports to be provided by the Limited Partner to the General Partners hereunder may be provided solely to the Designated Representative.  The General Partner who is not the Designated Representative hereby nominates, constitutes and appoints the Designated Representative as its agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead for the purposes of this Section 1.10.

ARTICLE 2
FORMATION AND CONTINUANCE OF PARTNERSHIP
AND RELATIONSHIP BETWEEN PARTNERS

2.1	Formation and Continuance

The General Partners and the Limited Partner hereby confirm the continuance of the Partnership, as initially formed under the Original Limited Partnership Agreement, under the Act.  The rights, restrictions and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided.

2.2	Name

The name of the Partnership shall continue to be “WTH Funding Limited Partnership” or such other name or names as the General Partners may from time to time deem appropriate to comply with the laws of any jurisdiction in which the Partnership may carry on business.  The Partnership may use as a French language name “Société en commandité de financement WTH”.

2.3	Unlimited Liability of General Partners

The General Partners shall have unlimited liability for the debts, liabilities and obligations of the Partnership and the General Partners shall be jointly and severally liable for all such debts, liabilities and obligations.

2.4	Limited Liability of Limited Partner

Subject to the provisions of the Act, the liability of the Limited Partner for the debts, liabilities and obligations of the Partnership at any relevant time shall be limited to the Limited Partner’s Capital Account at that time and any amount paid or required at such time to be paid by the Limited Partner as additional capital contributions to the Partnership pursuant to the terms hereof and the Limited Partner shall not be liable for any further claims, assessments or contributions to the Partnership.

ARTICLE 3
OPERATION OF THE PARTNERSHIP

3.1	Business of Partnership

The business of the Partnership shall be to (i) carry on business in performing its functions as Administrator; (ii) hold all of the issued and outstanding capital stock of Rental ULC; (iii) in accordance with the terms of the Purchase Agreement for such period specified in the Purchase Agreement, hold registered ownership (but not beneficial ownership) of Rental ULC Vehicles on behalf of Rental ULC; (iv) enter into and perform its obligations under the Transaction Documents to which it is a party; (v) invest in securities except to the extent prohibited by the Transaction Documents; (vi) make loans to a Partner or Rental ULC or borrow or receive advances from Rental ULC or an Affiliate to the extent permitted by the Transaction Documents; (vii) rent Vehicles throughout Canada; (viii) grant security in accordance with the terms of the Transaction Documents; and (ix) subject to the terms of the Transaction Documents, engage in any activity and to exercise any powers permitted to partnerships governed by the Act that are necessary, convenient or advisable to accomplish the foregoing.  The Partnership shall engage in no other business prior to the Termination Date.

3.2	Restrictions on Business

Notwithstanding Section 3.1, the General Partners will manage and conduct all aspects of the day-to-day operations and other activities of the Partnership, subject to the restrictions that the Partnership shall not:

(i)
incur any indebtedness, or assume or guarantee any indebtedness of any other Person, other than: (A) indebtedness incurred, permitted or guaranteed pursuant to Transaction Documents; (B) indebtedness from Affiliates; and (C) other indebtedness not exceeding $100,000 on account of incidentals or services supplied or furnished to the Partnership;

(ii)
create or permit to exist any Adverse Claim on the Assets of the Partnership but excluding, for greater certainty, any security or encumbrances granted under, pursuant to and in connection with, the other Transaction Documents;

(iii)	acquire any securities of a Partner or any Affiliate of a Partner other than the securities of Rental ULC;

(iv)
take any action which (A) would lead to or result in the business or activities of the Partnership being or including a business or activity other than as permitted in this Agreement, or (B) for so long as the Partnership is a party to or has obligations or liabilities under any other Transaction Document, would be prohibited by the terms of such Transaction Document;

(v)	have any employees;

(vi)	own or lease any real property;

(vii)	rent any Vehicles other than Rental ULC Vehicles;

(viii)
combine, consolidate or merge with any other entity or convey or transfer its properties and Assets substantially as an entirety to any entity, except pursuant to the terms of the Funding/Rental Purchase Agreement; or

(ix)
take any action to dissolve or terminate the Partnership other than in accordance with Article 9 or make an assignment, proposal or voluntary filing under any bankruptcy or insolvency law, including under any Insolvency Legislation.

3.3	Principal Place of Business

The principal place of business of the Partnership shall be 1 Convair Drive East, Etobicoke, Ontario M9W 6Z9, or such other address within the Province of Ontario as the General Partners may designate.

3.4	Fiscal Period

Each Fiscal Period shall commence on January 1 and end on December 31 of each calendar year or such other date as determined by the General Partners.

3.5	Title to Partnership Assets

Title to the assets of the Partnership, whether personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to the assets of the Partnership shall be held in the name of the Partnership, unless prohibited by Applicable Law, in which case the assets of the Partnership shall be held in the name of a General Partner.  Each of the General Partners hereby declares and warrants that any Partnership assets for which legal title is held in the name of a General Partner shall be held by such General Partner as agent in trust for the Partnership for the use and benefit of the Partnership in accordance with the provisions of this Agreement.  All assets of the Partnership shall be recorded as property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

3.6	Transaction Documents

The Partners acknowledge and agree that each of the Partners and the Partnership has certain obligations under the Transaction Documents to which it is a party, and the rights of each Partner herein shall be managed in conformity with, and shall not conflict with, such obligations and the performance thereof.

ARTICLE 4
POWERS, DUTIES AND OBLIGATIONS OF THE PARTNERS

4.1	Powers and Duties of Partners

The Partners shall exercise their powers and discharge their duties under this Agreement honestly, in good faith and in the best interests of the Partnership and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

4.2	General Partners: Rights, Power and Authority

Subject to the limitations set forth herein and the terms, conditions and limitations set forth in the other Transaction Documents, the General Partners are authorized to carry on the business of the Partnership, with full power and authority to administer, manage, control and operate the business of the Partnership, and have all power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the business of the Partnership for and on behalf of and in the name of the Partnership.  No Person dealing with the Partnership will be required to inquire into the authority of the General Partners to do any act, take any proceeding, make any decision or execute and deliver any instrument, deed, agreement or document for and on behalf of or in the name of the Partnership.

4.3	Limitations of Authority of Limited Partner

The Limited Partner shall not take part in the control of the business of the Partnership nor may the Limited Partner have the power to sign for or to bind the Partnership or undertake any obligation or responsibility on behalf of the Partnership; however the Limited Partner may from time to time:

(a)	perform its obligations under any Transaction Document to which it is a party; or

(b)	examine the state and progress of the business of the Partnership.

4.4	Specific Duties of the General Partners

Without limiting the generality of Section 4.1 but subject to the limitations set forth in Section 4.2, the General Partners are authorized and required to manage, control, administer and operate the business and affairs of the Partnership and to represent the Partnership. Without limiting the generality of the foregoing, the General Partners will:

(a)	pay the Expenses;

(b)	manage, control and develop all the activities of the Partnership and take all measures necessary or appropriate for the business of the Partnership or ancillary thereto;

(c)
open and manage the accounts of the Partnership in banks or other financial institutions for the Partnership in the name of the Partnership, designate and, from time to time, change the signatories thereto and invest the funds in such accounts;

(d)	make all required transfers from the accounts of the Partnership as set forth herein or in the other Transaction Documents;

(e)
make, on behalf of the Partnership, and file with the appropriate authorities, all joint elections, determinations, designations, forms and returns under the Income Tax Act or any other taxation or other legislation or laws of like import of Canada or any jurisdiction of Canada in respect of any Partner’s interest in the Partnership or the activities of the Partnership;

(f)	commence or defend any action or proceeding in connection with any actions or proceedings brought by or against the Partnership;

(g)	file on a timely basis returns and any other documents which may be required to be filed by any governmental or like authority;

(h)	in managing the business and affairs of the Partnership, utilize their own employees, business premises, owned or leased, and communications systems;

(i)
maintain as valid and effective all registrations, qualifications, licences and permits, reasonably determined by the General Partners to be necessary or desirable, for the Partnership in the conduct of its Car Rental Business and its business as Administrator to Rental ULC including the registration of the Partnership as a “vehicle dealer” under any applicable motor vehicle, dealer, highway traffic or other similar legislation;

(j)
take all actions required to qualify, continue and keep in good standing the Partnership as a limited partnership and to maintain the limited liability of the Limited Partner in each jurisdiction where the Partnership may carry on business or own property;

(k)	ensure that any insurance required to be maintained in favour of the Partnership or its Assets or Rental ULC pursuant to any other Transaction Document is so maintained;

(l)
in the conduct of the affairs of the Partnership, put all Persons with whom the Partnership does business in its own name on notice that the Limited Partner is not liable for the obligations of the Partnership, and include in all Contracts entered into in the name of the Partnership a notice or other provision to the effect that the Partnership is a limited partnership (each of which conditions may be satisfied by contracting in the name of the Partnership as a limited partnership);

(m)	cause the Partnership to perform all of its obligations and duties under the other Transaction Documents to which it is a party, including as Administrator under the Administration Agreement; and

(n)	do all such things that are in furtherance of or incidental to the business of the Partnership or that are provided for in this Agreement.

4.5	Specific Powers of General Partners

(a)
In furtherance of their duty to manage, control, administer and operate the business and affairs of the Partnership, the General Partners will have the following powers subject to the terms of the other Transaction Documents:

(i)
to enter into, execute and carry out all agreements by or on behalf of the Partnership involving matters or transactions or services to be rendered by or to the Partnership which are within the ordinary course of the Partnership’s business as set out in Section 3.1;

(ii)
to incur all reasonable expenses in connection with the Partnership, including those incurred in respect of the discharge of any Adverse Claim upon the Assets which the General Partners determine should be discharged;

(iii)
to retain or dismiss agents, representatives or professionals with the powers and duties, upon the terms, at the places and for the compensation as in the discretion of the General Partners may be necessary or advisable in the carrying on of the business of the Partnership;

(iv)	to retain legal counsel, experts, advisors or consultants as they consider appropriate and rely upon the advice of such Persons;

(v)	to execute, acknowledge and deliver any and all other deeds, documents and instruments and do all acts as may be necessary or desirable to carry out the intent and purpose of this Agreement; and

(vi)	to exercise, for and on behalf of the Partnership, any powers of attorney granted to the Partnership pursuant to any agreement to which it is a party.

(b)
The Partnership, and the General Partners on behalf of the Partnership, are hereby authorized to enter into, deliver and perform the other Transaction Documents to which the Partnership is a party and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Partner or any other Person notwithstanding any other provision of this Agreement, the Act or Applicable Law.

4.6	Restrictions upon General Partners

The General Partners will manage and conduct all aspects of the day-to-day operations and other activities of the Partnership as provided for herein, subject, however, to the following restrictions:

(a)	The General Partners shall not dissolve the affairs of the Partnership except in accordance with the terms hereof and any other Transaction Document;

(b)
Neither the General Partners nor any Affiliate of the General Partners shall carry on any activities outside the Partnership in a manner detrimental to the interests of the Partnership or Rental ULC provided, however, that the foregoing shall not prohibit (x) the General Partners nor any Affiliate of the General Partners from directly or indirectly, owning, investing in, or operating a Car Rental Business or businesses similar to and/or in the same geographical area as the Partnership and otherwise competing with the Partnership in the Car Rental Business so long as (i) such Car Rental Business operates under a different name and from different locations (with different counters in an airport car rental centre or similar car rental centre being considered a different location and using different vehicles), and (ii) the General Partners or their Affiliates do not exercise a preference detrimental to the Partnership in the acquisition, disposition, rental, operation, maintenance or use of Rental ULC Vehicles, on the one hand, and vehicles owned or leased by the competing business, on the other hand, or (y) the General Partners from renting Vehicles acquired through a Permitted Vehicle Transaction so long as the General Partners do not exercise a preference detrimental to the Partnership in the acquisition, disposition, rental, operation, maintenance or use of Rental ULC Vehicles, on the one hand, and vehicles acquired through a Permitted Vehicle Transaction, on the other hand.  For the purpose of this section, an Affiliate of the General Partners will not have acted in a manner detrimental to the Partnership in its conduct of a competing Car Rental Business solely because of the rental pricing or marketing decisions taken by such Affiliate in operating that competing business.

(c)
The General Partners shall not make an assignment, proposal or voluntary filing in respect of the Partnership or the Limited Partner under any bankruptcy or insolvency law, including under any Insolvency Legislation;

(d)
The General Partners shall not permit the Partnership to become the beneficiary of any stay of proceedings in any bankruptcy or insolvency proceeding of a Partner or any Affiliate thereof, including under any Insolvency Legislation; and

(e)	The General Partners shall not make distributions of capital or income of the Partnership except in accordance with Article 7.

4.7	Fees of the General Partners

The General Partners shall not be entitled to any fees as general partners of the Partnership.  As compensation for managing the Partnership, providing certain products and services, using their assets and employees in the Partnership’s business, and for performing the obligations of the Partnership under the Transaction Documents, each General Partner shall receive the Net Income of the Partnership allocated to it in accordance with Section 7.1.

4.8	Transactions With Partners And Affiliates

Subject to Section 7.8 and to the extent permitted under the other Transaction Documents, the Partners and their respective Affiliates may render to the Partnership such services as may be reasonably necessary for the management and conduct of the business of the Partnership. Payment for the services rendered by the Partners or their Affiliates shall be made by the Partnership.  In addition, but subject to the other Transaction Documents, the Partners or their Affiliates shall be reimbursed by the Partnership for reasonable (out-of-pocket) expenses incurred by them on behalf of the Partnership in connection with the business and affairs of the Partnership. All requests for reimbursement shall be itemized in detail and be accompanied by paid vouchers representing the expenditure for which reimbursement is sought.

4.9	Compliance with Applicable Laws

On request by the General Partners, the Limited Partner shall immediately execute such certificates and other instruments necessary to comply with any Applicable Law of any jurisdiction for the continuation and good standing of the Partnership.

4.10	Separateness Requirements

To the end that the Partnership shall at all times be separate in its dealings from all other Persons, the Partnership shall,

(a)	maintain books and records separate from any other Person;

(b)
maintain its accounts separate from those of any other Person, including the requirement to deposit all Daily Rentals (as that term is defined in the Funding LP Security Agreement) into a separate account owned by the Partnership;

(c)
not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except in accordance with the Transaction Documents;

(d)	other than with rental revenues of a General Partner arising from a transaction permitted under Section 4.6(b)(y), not commingle its Assets with those of any other Person;

(e)	conduct its own business in its own name;

(f)	maintain separate financial statements;

(g)	pay its own liabilities out of its own funds;

(h)	allocate fairly and reasonably any overhead for expenses shared with any other Person;

(i)	maintain its own separate mailing address;

(j)	use separate stationery, invoices and cheques;

(k)	hold itself out as a separate Person;

(l)	correct any known misunderstanding regarding its separate identity;

(m)	observe all partnership formalities and other formalities required by the Act, this Agreement and the other Transaction Documents;

(n)	maintain an arm’s length relationship with its Affiliates;

(o)	not acquire obligations or securities of the Partners or any Affiliate of the Partners except for interests in Rental ULC or as permitted in another Transaction Document;

(p)
not pledge its Assets for the benefit of any other entity or make any loans or advances to any entity except loans or advances to Rental ULC, a security interest in favour of the Indenture Trustee or as provided in the other Transaction Documents; and

(q)	maintain adequate capital in light of its contemplated business operations.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of the General Partners

Each General Partner represents and warrants to the Limited Partner that as of the date hereof and on the date of any issue of Notes or the date of any increase in the principal amount of the Notes:

(a)
Organization.  Such General Partner is a corporation validly existing under the laws of Canada and has the corporate power to own or lease its property, to carry on its business as now being conducted by it and to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.  Such General Partner is duly qualified, licensed or registered in each jurisdiction in which the failure to be so qualified, licensed or registered could reasonably be expected to have a Material Adverse Effect in respect of such General Partner or the Partnership;

(b)
Authorization.  This Agreement and each of the other Transaction Documents to which it is a party has been duly authorized, executed and delivered by such General Partner and is a legal, valid and binding obligation of such General Partner, enforceable against it in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)
No Violation.  The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions herein and therein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of such General Partner under (i) any Contract to which such General Partner is a party or by which it is or its properties are bound, (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of such, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such General Partner, (iv) any licence, permit, approval, consent or authorization held by such General Partner necessary to the operation of the Partnership’s business, or (v) any Applicable Law, which breach, violation, default, conflict or acceleration could reasonably be expected to in the case of (i), (iii) and (iv) above have a Material Adverse Effect in respect of such General Partner or the Partnership.

(d)
No Litigation, Etc. There are no actions, suits, proceedings or investigations commenced or, to the knowledge of such General Partner after due inquiry, contemplated or threatened against or affecting such General Partner at law or in equity before any arbitrator or before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or which could reasonably be expected to have a Material Adverse Effect in respect of such General Partner or the Partnership, other than as set out in Schedule B;

(e)
Consent and Approvals.  There is no requirement to make any filing with, give any notice to or to obtain a licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement or the other Transaction Documents, except for notifications, consents and approvals which have been given or obtained, as the case may be.  There is no requirement under any Contract to which such General Partner is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, be party to such Contract, relating to the consummation or transactions contemplated by this Agreement or the other Transaction Documents, except for notifications, consents and approvals which have been given or obtained, as the case may be;

(f)	Residency. The General Partner is not a “non-resident” of Canada for the purposes of the Income Tax Act.

(g)
Compliance with Applicable Laws. Such General Partner has conducted and is conducting the Partnership’s business in compliance with all Applicable Laws of each jurisdiction in which any material portion of such business is carried on and has all required licences, permits, registrations and qualifications under the laws of each such jurisdiction to carry on such business, except to the extent that failure to have such licences, permits, registrations or qualifications could not reasonably be expected to have a Material Adverse Effect in respect of such General Partner or the Partnership.

(h)	Ownership of General Partner. The Parent owns, directly or indirectly, all of the issued and outstanding shares of such General Partner.

(i)
VAT Registrations.  The Avis General Partner is a registrant for purposes of the ETA and the QST whose registration numbers are 105750632 and 1000099321, respectively.  The Budget General Partner is a registrant for purposes of the ETA and the QST whose registration numbers are 88064 3820 RT0001 and 1086666192 TQ0001, respectively.

(j)
GP Financial Statements.  The GP Financial Statements have been prepared in accordance with Canadian GAAP and the GP Financial Statements present fairly and disclose in all material respects the financial condition, assets and liabilities of each General Partner as at the respective dates of the GP Financial Statements and the sales, earnings and results of operations for each General Partner for the respective periods covered by the relevant GP Financial Statements.  There has been no material adverse change in the results of operations, financial position or condition of a General Partner since the date of the most recent balance sheet for such General Partner forming part of the GP Financial Statements.

(k)	Obligations and Liabilities. Each General Partner does not have any material obligations or liabilities of any kind whatsoever, whether accrued, contingent or otherwise, other than:

(i)	obligations or liabilities disclosed on, reflected in or provided for in the GP Financial Statements; and

(ii)
obligations or liabilities incurred in the ordinary course of business since December 31, 2009, none of which has been materially adverse to the nature of a General Partner's business, results of operations, assets, financial position or condition.

5.2	Representations and Warranties of the Limited Partner

The Limited Partner represent and warrants to the General Partners that as of the date hereof and on the date of any issue of Notes or the date of any increase in the principal amount of the Notes:

(a)
Organization.  The Limited Partner is a corporation validly existing under the laws of the Province of Ontario and has the corporate power to own or lease its property, to carry on its business as now being conducted by it and to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.  The Limited Partner is duly qualified, licensed or registered in each jurisdiction in which the failure to be so qualified, licensed or registered could reasonably be expected to have a Material Adverse Effect in respect of the Limited Partner or the Partnership;

(b)
Authorization.  This Agreement and each of the other Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Limited Partner and is a legal, valid and binding obligation of the Limited Partner, enforceable against it in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)
No Violation.  The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions herein and therein provided for will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Limited Partner under (i) any Contract to which the Limited Partner is a party or by which it is or its properties are bound, (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of such, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Limited Partner, (iv) any licence, permit, approval, consent or authorization held by the Limited Partner necessary to the operation of the Partnership’s business, or (v) any Applicable Law, which breach, violation, default, conflict or acceleration could reasonably be expected to in the case of (i), (iii) (iv) and (v) above have a Material Adverse Effect in respect of the Limited Partner or the Partnership.

(d)
No Litigation, Etc. There are no actions, suits, proceedings or investigations commenced or, to the knowledge of the Limited Partner after due inquiry, contemplated or threatened against or affecting the Limited Partner at law or in equity before any arbitrator or before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or which could reasonably be expected to have a Material Adverse Effect in respect of the Limited Partner or the Partnership, other than as set out in Schedule C;

(e)
Consent and Approvals.  There is no requirement to make any filing with, give any notice to or to obtain a licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement or the other Transaction Documents, except for filings, notifications, licences, permits, certificates, registrations, consents and approvals which have been given or obtained, as the case may be.  There is no requirement under any Contract to which the Limited Partner is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, be party to such Contract, relating to the consummation or transactions contemplated by this Agreement or the other Transaction Documents, except for notifications, consents and approvals which have been given or obtained, as the case may be;

(f)	Residency. The Limited Partner is not a “non-resident” of Canada for the purposes of the Income Tax Act.

(g)
Solvency, Etc.  The Limited Partner is not insolvent and has not (i) admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due, (ii) proposed a compromise or arrangement to its creditors, (iii) had any petition for a receiving order or bankruptcy filed against it, (iv) consented to have itself declared bankrupt or wound up, (v) consented to have a Receiver or trustee appointed over any part of its assets, (vi) had any encumbrancer take possession of any of its property, (vii) had any execution or distress become enforceable or become levied upon any of its property which could reasonably be expected to have a Material Adverse Effect in respect of the Limited Partner, or (viii) had any unsatisfied judgment outstanding against it for more than 15 days which could reasonably be expected to have a Material Adverse Effect in respect of the Limited Partner.

5.3	Survival of Representations, Warranties and Covenants

The representations, warranties and covenants contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the execution and delivery of this Agreement and shall continue for the applicable limitation period notwithstanding the execution and delivery of this Agreement nor any investigation made by on behalf of the party entitled to the benefit thereof.

ARTICLE 6
PARTNERS’ ACCOUNTS

6.1	Initial Capital Contributions to the Partnership

As at the date hereof the Partners have made the following contributions to the capital of the Partnership:

(a)	Limited Partner — $1,000;

(b)	Avis General Partner — an initial capital contribution of $1.00 and additional contributions of $280,950,416.00 (net of distributions) to the date hereof for a total of $280,950,417.00; and

(c)	Budget General Partner — an initial capital contribution of $1.00 and additional contributions of $75,367,398.00 (net of distributions) to the date hereof for a total of $75,367,399.00.

6.2	Additional Capital Contributions

Each Partner hereby agrees that, in addition to its existing Capital Contribution under Section 6.1, it will contribute additional capital to the Partnership in such amounts and at such times as the Partners shall mutually agree.

6.3	No Assessment on Partners

No Partner shall be assessed or be liable for additional Capital Contributions in excess of its existing Capital Contribution specified in Section 6.1 and any additional Capital Contributions required or agreed to pursuant to Section 6.2.

6.4	Withdrawal and Return of Capital

No Partner shall have the right to withdraw any of its capital without the consent of each other Partner (and then only in accordance with the terms of this Agreement and the terms of the other Transaction Documents), except upon dissolution and liquidation of the Partnership in accordance with Article 9.  Upon circumstances requiring a return of any capital to a Partner, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

6.5	Capital Accounts

(a)
A separate capital account shall be established and maintained on the books of the Partnership by the Designated Representative in respect of each Partner (each such account being a “Capital Account”). Except as set out in Article 7, no capital shall be withdrawn from a Partner’s Capital Account without the approval of each other Partner (and then only in accordance with the terms of this Agreement and the other Transaction Documents).

(b)
In the event that any Partnership Interest is transferred in accordance with the terms of this Agreement and the other Transaction Documents, the transferee shall succeed to the Capital Account of the transferor Partner to the extent it relates to the Partnership Interest transferred.

(c)	Each Partner’s Capital Account shall be determined as set forth in the definitions of General Partner’s Capital Account and Limited Partner’s Capital Account.

(d)
No Partner shall have the right to receive any interest on any credit balance in its Capital Account. No Partner will be liable to pay any interest to the Partnership on any capital returned to the Partnership or on any negative balance in its Capital Account.

(e)	A Partner’s Partnership Interest will not terminate solely because there is a negative or zero balance in its Capital Account.

ARTICLE 7
PARTNERSHIP FINANCE

7.1	Periodic Allocation of Net Income

Net Income in respect of any Settlement Period will be allocated as at the end of such period as follows:

(a)
first, where an amount of Net Loss has previously been allocated to the Limited Partner and has not been recovered by the Limited Partner pursuant to the operation of this provision, to the Limited Partner;

(b)
second, where an amount of Net Loss has previously been allocated to a General Partner and has not been recovered by such General Partner pursuant to the operation of this provision, to such General Partner, provided that if both General Partners have not recovered previously allocated Net Losses, Net Income allocated pursuant to this subsection 7.1(b) shall be allocated as between the General Partners on the same basis as the related Net Losses were allocated between the General Partners at the time that such Net Losses were allocated;

(c)
third, to the Limited Partner an amount equal to a 15% annualized rate of return computed on a monthly basis based upon the then current amount of the Limited Partner’s Capital Account to the extent not previously allocated to the Limited Partner pursuant to the operation of this provision; and

(d)	fourth, to the General Partners as to the remainder on the following basis:

(i)
each of the General Partners will receive an amount equal to a 15% annualized rate of return computed on a monthly basis based upon the then current amount of their respective General Partner's Capital Account (the “Notional Return”), provided that if there is insufficient Net Income to generate such return, then each General Partner will receive Net Income on a pro rata basis based upon the relative amount of such General Partner's Capital Account to the General Partners’ Capital Accounts; and

(ii)	the remainder to each General Partner on a pro rata basis based upon the Relative Revenue Contribution of such General Partner for such Settlement Period.

7.2	Periodic Allocation of Net Loss

Net Loss in respect of any Settlement Period will be allocated as at the end of such period as follows:

(a)	first, to the General Partners up to a maximum amount equal to the aggregate of:

(i)
the aggregate Capital Accounts of the General Partners immediately prior to the end of the related Settlement Period, with such amount being allocated as between the General Partners on the basis that each General Partner will receive its allocation in accordance with the following formula:

((A + B + C) x D) – B

where:

A	=	the GP Losses for such Settlement Period
B	=	such General Partner's Notional Return for such Settlement Period
C	=	the other General Partner's Notional Return for such Settlement Period
D	=	the Relative Revenue Contribution for such General Partner for such Settlement Period
(b)	second, to the Limited Partner as to the remainder.

7.3	Fiscal Period Allocation of Net Income or Net Loss

Net Income or Net Loss in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)	where the Partnership has earned Net Income in respect of the Fiscal Period, there shall be allocated to each General Partner or the Limited Partner, as the case may be, the amount by which

(i)	the aggregate of the amounts allocated to such Person pursuant to Section 7.1 in respect of Settlement Periods ending in the Fiscal Period exceeds
(ii)	the aggregate of the amounts allocated to such Person pursuant to Section 7.2 in respect of Settlement Periods ending in the Fiscal Period,

but the aggregate amount so allocated shall not exceed the Net Income in respect of such Fiscal Period; and

(b)	where the Partnership has realized Net Loss in respect of the Fiscal Period, there shall be allocated to each General Partner or the Limited Partner, as the case may be, the amount by which

(i)	the aggregate of the amounts allocated to such Person pursuant to Section 7.2 in respect of Settlement Periods ending in the Fiscal Period exceeds
(ii)	the aggregate of the amounts allocated to such Person pursuant to Section 7.1 in respect of Settlement Periods ending in the Fiscal Period,

but the aggregate amount so allocated shall not exceed the Net Loss in respect of such Fiscal Period.
Where the Partnership has Net Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period.  Where the Partnership has Net Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

7.4	Allocation of Taxable Income

Taxable Income in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)	first, to the Limited Partner up to the amount of Net Income allocated to it in respect of the Fiscal Period pursuant to subsection 7.3(a); and

(b)	second, to the General Partners as to the remainder, on the following basis:

(i)
first, each of the General Partners will receive its Annual Notional Return, provided that if there is insufficient Taxable Income to generate such return, then each General Partner will receive Taxable Income on a pro rata basis based upon the relative amount of such General Partner's Capital Account to the General Partners’ Capital Accounts; and

(ii)	the remainder to each General Partner on a pro rata basis based upon the Annual Relative Revenue Contributions of such General Partner for such Fiscal Period.

Where the Partnership has Taxable Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period.  Where the Partnership has Taxable Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

7.5	Allocation of Tax Loss

Tax Loss in respect of any Fiscal Period will be allocated as at the end of such Fiscal Period as follows:

(a)
first, to the Limited Partner up to the amount of Net Loss allocated to it in respect of the Fiscal Period pursuant to subsection 7.3(b) up to, but not to exceed, the Limited Partner’s “at-risk amount” for purposes of the Income Tax Act (Canada); and

(b)	second, as to the remainder, to each of the General Partners in accordance with the following formula:

The greater of nil and ((A + B + C) x D) - B

where:

A	=	the Tax Losses for such Fiscal Period which have not been allocated pursuant to subsection 7.5(a)
B	=	such General Partner's Annual Notional Return for such Fiscal Period
C	=	the other General Partner's Annual Notional Return for such Fiscal Period
D	=	the Annual Relative Revenue Contribution for such General Partner for such Fiscal Period

Where the Partnership has Taxable Income for a Fiscal Period, no loss shall be allocated to any Partner in respect of such Fiscal Period.  Where the Partnership has Taxable Loss for a Fiscal Period, no income shall be allocated to any Partner in respect of such Fiscal Period.

7.6	Tax Matters

The Partnership shall be treated as a limited partnership for all purposes, including Canadian federal, provincial and municipal income tax and other tax purposes.  The Designated Representative shall prepare or cause to be prepared any tax returns required to be filed by the Partnership, and all financial statements required by each Partner to enable it to file those returns which are required to be filed by it, and shall submit the same to each Partner for review and approval no later than 30 days prior to the due date of such returns.

7.7	Distributions of Cash Flow from Operations

The timing and amount of Distributions of available cash shall, subject to the provisions of the other Transaction Documents, be determined by the Designated Representative and all cash that is distributed to the Partners in respect of their interest in the Partnership will be distributed in the same proportions as Net Income and Net Losses are allocated to them pursuant to Section 7.1.

7.8	Expenses

Unless otherwise provided herein or under the other Transaction Documents, the Partnership shall pay and be responsible for all Expenses.

7.9	Partnership Records and Filings

(a)	The General Partners shall:

(i)	keep at the registered office of the Designated Representative a copy of all Filings and a copy of this Agreement and any amendments hereto;

(ii)	maintain all Records of the Partnership as may be required by Applicable Law separate from any other Person; and

(iii)	from time to time, make all Filings with any Governmental Authority that are required to be made by the Partnership.

(b)
No admission of a new Partner and no change of name or address of any Partner shall be effective for the purposes of this Agreement until (i) receipt of notice thereof in writing by the other Partners; (ii) such change is duly registered in the records of the Partnership; (iii) in the case of a new Partner, delivery by such Partner of an agreement to be bound as a Partner in the Partnership by the terms of this Agreement.  The name and address of a Partner as reflected from time to time in the records of the Partnership, as from time to time amended, shall be conclusive as to such facts for all purposes of the Partnership.

ARTICLE 8
RESTRICTIONS ON TRANSFER

8.1	Restrictions

No Partner shall sell, hypothecate, pledge, transfer, assign or otherwise dispose of all or any of its Partnership Interest or any rights or obligations under this Agreement, except (a) with the prior written consent of each other Partner, which consent may be withheld in such other Partner’s absolute discretion, and (b) only in accordance with the other Transaction Documents.

ARTICLE 9
DISSOLUTION AND LIQUIDATION

9.1	Dissolution of Partnership

(a)
The Partnership shall not be dissolved and this Agreement shall not be terminated prior to the date that is one year following the date that Rental ULC no longer has any Notes Outstanding and all other obligations and liabilities to the Secured Parties under the other Transaction Documents have been indefeasibly paid or performed in full (the “Termination Date”).

(b)
Except as provided in this Article 9 and as contemplated in the Funding/Rental Purchase Agreement, no Partner shall have any right to dissolve, liquidate, consolidate, merge or to sell all or substantially all of the Assets without the consent of each other Partner. No Partner shall have the right to, or shall make any application or petition for, nor commence or prosecute any action or proceeding for, the dissolution of the Partnership, any involuntary proceedings under Insolvency Legislation with respect to the Partnership in its capacity as a creditor of the Partnership or for the partition or sale of any of the Assets. Any Partner shall be entitled to a decree or order restraining or enjoining any such application, petition, action or proceeding and may plead this subsection as an estoppel to any defence to the application for such decree or order, it being acknowledged and agreed that the injury resulting from a breach of this subsection would be irreparable and could not be measured in damages.

9.2	Liquidation of the Assets

From and after the Termination Date, the Designated Representative, or another Person appointed by the Designated Representative, shall act as a receiver and liquidator of the Assets and shall commence to wind up the affairs of the Partnership and to liquidate such Assets, if any. During the course of the liquidation, such receiver shall be vested with all of the powers and authority of the General Partners in relation to the Partnership under the terms of this Agreement. The Partnership shall pay to such receiver its reasonable fees and disbursements incurred in carrying out its duties.

9.3	Payment of Liabilities and Distributions

Following the Termination Date and the payment of or provision for all other debts and liabilities of the Partnership and all expenses of liquidation (including the reasonable fees and disbursements incurred by the receiver), the proceeds of the liquidation and the other funds of the Partnership will be distributed to the Partners in accordance with Section 7.7.

9.4	Termination of this Agreement

Upon the completion of the liquidation of the Assets, if any, pursuant to Section 9.2 and the distribution of all of the proceeds thereof, the Designated Representative (or any other Person acting as the receiver and liquidator of the Assets) shall execute and record any notice of dissolution prescribed by the Act as well as any other documents required to effect the dissolution of the Partnership and shall satisfy all applicable formalities in such circumstances as may be prescribed by the laws of all jurisdictions where the Partnership is registered.  The effective date of the dissolution of the Partnership and the termination of this Agreement shall be the date of such notice of dissolution. The termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive the termination of this Agreement.

9.5	Continuity

The Partnership shall not dissolve or terminate upon the occurrence of any event, including:

(a)	the withdrawal, removal, or dissolution of a Partner or the admission of a new Partner;

(b)	the Partnership making a general assignment for the benefit of creditors or being adjudicated a bankrupt or insolvent or seeking the protection of Insolvency Legislation; or

(c)
proceedings being taken by a third party against the Partnership under any bankruptcy or insolvency law including under Insolvency Legislation or a Receiver or trustee being appointed over, or execution being levied against, all or any portion of the assets of the Partnership.

ARTICLE 10
GENERAL

10.1	Records

All Records reflecting the Assets, liabilities, revenue and expenditures of the Partnership and all other Records necessary to record the business and affairs of the Partnership and which are required to be kept by the General Partners pursuant to the Act or this Agreement shall be kept separate from those of any other Person during the term of the Partnership and for a period of six years thereafter or such longer period as may be required to comply with Applicable Law, at the Designated Representative’s principal place of business. Such Records will be available for inspection by each of the other Partners or their authorized representatives, at the expense of such Partner.

10.2	Confidentiality and Competition

Each of the Partners covenants to keep confidential all information concerning the business and affairs of the Partnership which is not otherwise available to the public and which is not required to be disclosed by Applicable Law or any Transaction Document. In view of the exclusive and limited purposes of the Partnership, but subject to the terms of this Agreement and the other Transaction Documents, neither the existence of the Partnership nor any provision of this Agreement shall restrict in any way the freedom of any Partner to conduct any other business or activity whatsoever or require such Partner to account for and pay to the Partnership or any other Partner any profits earned from such other business or activity.

10.3	Tax Classification

The Partners intend that the Partnership will be classified as a partnership for Canadian federal and provincial income tax purposes and no action will be taken by the Partners or the Partnership that will cause the Partnership to be characterized and taxed for Canadian federal and provincial income tax purposes in any other manner.

10.4	Tax Elections

All tax elections on behalf of the Partnership may be made or rescinded in the discretion of the Designated Representative on behalf of the Partnership.

10.5	Tax Controversies

Should there be any controversy with the Canada Revenue Agency or any other taxing authority involving the Partnership or an individual Partner or Partners as a result of being a Partner in the Partnership, the outcome of which may adversely affect the Partnership either directly or indirectly, the Partnership may incur expenses it reasonably deems necessary and advisable in the interest of the Partnership to oppose such proposed deficiency, including legal and accountants’ fees.  All decisions relating to settling or refusing to settle any controversy with the Canada Revenue Agency shall be approved by the Partners.

10.6	Binding Agreement

Subject to the restrictions on transfer herein contained, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and assigns.

10.7	Additional Partners

Each additional Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments and in such manner, as the General Partners shall determine. By so signing, each additional Partner shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until the provisions of Article 8 hereof, as applicable, shall have been satisfied.

10.8	Amendments

Subject to compliance with any restrictions contained in the other Transaction Documents and to the satisfaction of the Rating Agency Condition for each Outstanding Series and Class of Notes, this Agreement may be amended by mutual agreement of the General Partners and the Limited Partner, provided that such amendment, whether initiated by the General Partners or the Limited Partner, may not in any manner allow the Limited Partner to take part in the control of the business of the Partnership. The Partnership shall not be dissolved by virtue of any amendment to this Agreement.

10.9	No Petition

(a)	The Limited Partner shall not make an assignment, proposal or voluntary filing in respect of the Partnership under any bankruptcy or insolvency law, including under any Insolvency Legislation; and

(b)
The Limited Partner shall not permit the Partnership to become the beneficiary of any stay of proceedings in any bankruptcy or insolvency proceeding of a Partner or any Affiliate thereof, including under any Insolvency Legislation.

10.10	Further Assurances

Each of the parties shall, at the expense of the requesting party, promptly do all such acts and things and shall execute and deliver, or cause to be executed and delivered, all such documents, instruments, indentures, certificates and agreements as may be reasonably necessary or desirable to give effect to the provisions of and intent of this Agreement.

10.11	No Waiver; Remedies Cumulative

No failure on the part of any party to exercise and no delay in exercising any right hereunder, or under any agreement, indenture, document or instrument delivered pursuant hereto or in connection herewith shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.  Remedies herein and therein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

10.12	Notices

Any notice, report, demand or other communication required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made for all purposes if delivered personally or transmitted by fax to the party or to an officer of the other party to whom the same is directed, addressed as follows:

(a)	if to the Avis General Partner, addressed to it at:

Aviscar Inc.
1 Convair Drive East
Etobicoke, ON  M9W 6Z9

Attention:                    Controller
Fax No.:                        (416) 213-8505

with a copy to:

Avis Budget Car Rental, LLC
6 Sylvan Way
Parsippany, N.J.
USA 07054

Attention:                    Treasurer
Fax No.:                        (973) 496-3560

And

Attention:                  Legal Department
Fax No.:                      (973) 496-3444

and a copy to:

Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, N.J.
USA 07054

Attention:                    Treasurer
Fax No.:                        (973) 496-3560

(b)	if to the Budget General Partner, addressed to it at:

Budgetcar Inc.
1 Convair Drive East
Etobicoke, ON  M9W 6Z9

Attention:                     Controller
Fax No.:                        (416) 213-8505

with a copy to:

Avis Budget Car Rental, LLC
6 Sylvan Way
Parsippany, N.J.
USA 07054

Attention:                    Treasurer
Fax No.:                        (973) 496-3560

and

Attention:                  Legal Department
Fax No.:                      (973) 496-3444

and a copy to:

Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, N.J.
USA 07054

Attention:                    Treasurer
Fax No.:                        (973) 496-3560

(c)	if to the Limited Partner, addressed to it at:

2233516 Ontario Inc.
c/o Aviscar Inc.
1 Convair Drive East
Etobicoke, ON  M9W 6Z9

Attention:                    Controller
Fax No.:                        (416) 213-8505

10.13	Limited Partner Not a General Partner

If any provision of this Agreement has the effect of imposing upon the Limited Partner any of the liabilities or obligations of a general partner under the Act, such provision shall be of no force and effect.  The intention of the parties hereto in entering into this Agreement is to have a limited partnership and to be in relation as between themselves and toward others of general partners (Party of the First Part and Party of the Second Part) and a limited partner (Party of the Third Part) and not general partners and general partner and not debtors and creditors and not agents and principals and not trustees and beneficiaries.

10.14	Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document.  All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

10.15	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and, to the extent permitted hereunder, their respective successors and assigns.

[signature pages follow]

IN WITNESS WHEREOF the parties have executed this Agreement on this 26th day  of  August, 2010.

By:	AVISCAR INC. /s/ David Calabria
Name: David Calabria Title: Assistant Treasurer
By:
Name: Title:

By:	BUDGETCAR INC. /s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer
By:
Name: Title:

By:	2233516 ONTARIO INC. /s/ David Calabria
Name: David Calabria Title: Assistant Treasurer
By:
Name: Title: